Exhibit 99.1
                                                                    ------------

AB


                                                     NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800


                      Commodore Applied Technologies, Inc.

        o        Reports First Quarter 2006 Results


NEW YORK,  NY - May 23,  2006 - Commodore  Applied  Technologies,  Inc.  (OTCBB:
CXIA), today announced financial results for the three-month period ended March 31, 2006 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
                          Three Months Ended March 31,
            (Unaudited - dollars in thousands, except per share data)


                                                  2006                 2005
                                                  ----                 ----
Revenues                                         $2,236               $1,626

Interest Expense                                 ($151)               ($148)

Gain on Settlement of Note
Payable and Accrued Interest                      151                   --

Net Loss                                         ($138)               ($477)

Dividends Accrued to
Preferred Stockholders                           ($103)               ($67)

Net Loss Applicable to
Common Shareholders                              ($241)               ($544)

Net Loss Per Share
Basic and Diluted                               ($0.03)              ($0.08)

Weighted Average Number of Shares
Outstanding                                      7,685                6,817


                                     -more-

     150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800
                       Fax: 212.753.0731 www.commodore.com

                                              CXII Reports First Quarter Results
                                                                    May 23, 2006
                                                                          Page 2


         Chairman and CEO Shelby T. Brewer said: "I am pleased with the operating results for the first quarter of 2006. Revenue increased over 37% from the comparison 3 month period a year ago, reflecting the increased contract volume from the EDAM contract with Bechtel Jacobs in Oak Ridge, TN." Mr. Brewer further stated: "Our income from operations for Commodore Advanced Sciences increased over $74,000 from the comparison 3 month period a year ago."

         Mr. Brewer continued: "We have received many "green" operational report cards on our performance this year on EDAM by our clients. We continue to operate safely, on-time and on-budget for our clients." Mr. Brewer stated: "The EDAM engineering service work is the backbone for the Company. We intend to replicate this service in the DOE market, other US Government markets, and commercial markets. Our employee group in Oak Ridge is actively identifying and approaching potential customers in the Southeast to extend our service offerings."

         Mr. Brewer further stated: "Although management expects significant contract work for the Company in the next several years, actual DOE clean-up budget amounts may be negatively affected by the ongoing costs of the war in Iraq and the continuing reconstruction costs of Hurricane Katrina." Mr. Brewer concluded: "The EDAM contract is an important project for the DOE and we provide high quality environmental services to the DOE and their clients to assist the DOE in meeting their clean-up criteria and timelines in the Oak Ridge, TN area."


                                     -more-

     150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800
                       Fax: 212.753.0731 www.commodore.com

                                              CXII Reports First Quarter Results
                                                                    May 23, 2006
                                                                          Page 3


Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Advanced Sciences and Commodore Solution Technologies. The Commodore companies provide environmental services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.

This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; the timing and award of contracts by the U.S. Department of Energy for environmental services and for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and Commodore's ability to obtain environmental services contracts and commercial waste processing contracts and providing environmental services and/or waste processing services under such contracts in a timely and cost-effective manner. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


                                       ###


     150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800
                       Fax: 212.753.0731 www.commodore.com